ESMO GI Conference Call July 9, 2019 NASDAQ: TYME Exhibit 99.1

TYME Conference Call Participants General Comments Steve Hoffman, Chairman & Chief Executive Officer Overview of TYME-88-Panc Study Michele Korfin, RPh, MBA, Chief Operating Officer ESMO GI Results Giuseppe Del Priore, MD, MPH, Chief Medical Officer Observations from a Key Opinion Leader Manuel Hidalgo, MD, Chief of the Division of Hematology and Medical Oncology at Weill Cornell Medicine and New York-Presbyterian/Weill Cornell Medical Center Next Steps to Our Pivotal Study Michele Korfin, RPh, MBA, Chief Operating Officer Summary Comments Steve Hoffman, Chairman & Chief Executive Officer

TYME Technologies TYME is an emerging biotechnology company focused on exploring novel therapeutic approaches designed to target cancer’s unique metabolism TYME is advancing proprietary Cancer Metabolism Based Therapies (CMBTs™) for difficult-to-treat cancers

GENERAL COMMENTS ON TYME-88-PANC Study Steve Hoffman, Chairman & Chief Executive Officer

Key Takeaways Median overall survival of 6.4 months as of April 25, 2019 in this poor prognosis population Patients who achieved stable disease or better had a statistically significant (p=0.02) improvement in survival with a 92% reduction in risk of death   Patients who achieved at least an 80% reduction in circulating tumor cell burden demonstrated a 60% decrease in risk of death  SM-88 has a well-tolerated safety profile, with only 4% of patients having a serious adverse event (SAE) TYME plans to initiate a randomized pivotal trial for SM-88 as a treatment in patients with pancreatic cancer in Q3’2019

OVERVIEW OF TYME-88-PANC STUDY Michele Korfin, RPh, MBA, Chief Operating Officer

TYME-88-Panc Overview SM-88 has demonstrated encouraging efficacy and a well-tolerated safety profile in 15 different tumor types, including solid tumors and hematologic malignancies across four separate studies and ~ 200 patients SM-88 is our lead investigational therapy in the TYME Cancer Metabolism Based Therapies (CMBTsTM) platform SM-88 is an oral modified dysfunctional tyrosine that is hypothesized to disrupt cancer cell metabolism TYME conducted a multi-center, open-label, dose optimization randomized Phase II trial evaluating SM-88 in advanced Pancreatic Cancer (PDAC)

TYME-88-Panc Overview

SM-88 Monotherapy in Patients with Radiographically Progressing Metastatic Pancreatic Cancer (Phase II/III)

Part 1

- Randomized to 920 mg or 460 mg dose tyrosine
- Completed enrollment ahead of expectations by Sep 2018
- Measuring multiple indicators of efficacy and safety

Initial data analysis presented at ASCO GI 2019

FDA discussion on 3rd line pathway design

PLANNING PIVOTAL TRIAL

- Focus on 3rd line patients
- Trial design will reflect FDA protocol evaluation
- Randomized with overall survival as primary endpoint

Structure: **Part 1** single-arm, **Part 2** randomized	**Sites:** ~25 currently open across North America
Primary Endpoint for Part 2: Overall Survival	**CRO:** IQVIA Biotech

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TYME-88-panc Data from ESMO GI Giuseppe Del Priore, MD, MPH, Chief Medical Officer

TYME-88-Panc Overall Survival (OS) Refractory PDAC has no established therapy. Previously reported survival for third line PDAC patients is approximately 2.0 – 2.5 months (Manax et al. ASCO GI Poster 2019) The preliminary median Kaplan-Meier (KM) derived overall survival of the evaluable population is currently 6.4 months

TYME-88-Panc Clinical Benefit Rate (CBR) 44% (11/25) RECIST Clinical Benefit Rate (SD or PR) Patients who achieved at least SD by first assessment demonstrated statistically significant greater survival than PD patients Patients demonstrated a 92% reduction in risk of death HR: 0.08 (95% CI 0.01 – 0.63) p = 0.02

TYME-88-Panc Circulating Tumor Cells (CTCs) HR: 0.4  95%CI (0.11 – 1.5) p = 0.18 Best CTC Response by % Reduction (n=24) Emerging biomarker in pancreatic cancer Patients who had at least an 80% CTC reduction trended towards greater survival These patients demonstrated a 60% decrease in risk of death

Ongoing Favorable Safety Profile Compared with Other Treatments in this Patient Population SM-88 was well tolerated with only 4.0% of patients (2 of 49) reporting serious adverse events (SAEs) deemed at least possibly related to SM-88 SM-88 has demonstrated a favorable safety profile in 15 different tumor types, including solid tumors and hematologic malignancies across four separate studies

A KEY OPINION LEADER’S PERSEPCTIVE Manuel Hidalgo, MD, Chief of the Division of Hematology and Medical Oncology at Weill Cornell Medicine and New York-Presbyterian/ Weill Cornell Medical Center

A Perspective from Manuel Hidalgo, MD SM-88 OS trend is encouraging in this poor prognosis patient population Several promising efficacy markers (reduction in CTCs; achieving SD or better) correlate with greater survival Further investigation should be conducted into the prognostic indicators associated with longer survival Combination of efficacy and safety in an oral therapy is extremely important Excited that SM-88 pivotal trials in pancreatic cancer are planned for Q3’2019

Next Steps to Initiating our Pivotal Study Michele Korfin, RPh, MBA, Chief Operating Officer

TYME-88-Panc Pivotal Trial Design

PHASE II/III | **SM-88 used with MPS in Patients with Metastatic Adenocarcinoma of the Pancreas Who's Disease Has Progressed or Reoccurred**

Study Identifier: NCT03512756

KEY ELIGIBILITY CRITERIA

- Histologically confirmed pancreatic adenocarcinoma
- Received 2 lines of prior systemic therapy
- Adequate organ function

DESIGN



SCREENING
R1:1
SM-88
(N=~100)
Investigator-chosen Therapy
(N=~100)
Treatment until unacceptable toxicity or disease progression

ENDPOINT(S)

Primary: OS

Secondary*: CBR, CTCs, QOL

* Key secondary endpoints

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Summary Comments Steve Hoffman, Chairman & Chief Executive Officer

Delivering first-in-class oral approach to kill cancer cells Leveraging high barrier to entry with CMBTsTM and strong patents TYME: Delivering on Our Vision Targeting difficult-to-treat cancers with limited options Addressing opportunities in large growing markets STRATEGY Advancing cost-efficient path to registration for pancreatic cancer Cost estimate for TYME-88-Panc pivotal trial ~ $10 – 12 MM* Ongoing Phase II cancer studies in prostate and sarcoma PERFORMANCE NEXT STEPS *:Assumes trial accrual complete by ~ end of calendar year 2020